EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Partial Redemption of Preferred Stock

FITZGERALD, Ga., Aug. 31, 2015 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN) today announced redemption of 4,833 shares of its Cumulative Perpetual Preferred Stock ($1,000 Par Value). Total principal payment will be $4,833,000 and leave the company with 23,167 preferred shares outstanding. This action was in concurrence with both Georgia Department of Banking and Finance and Federal Reserve Bank of Atlanta.  "We are pleased that Colony's progress allows us to make this partial redemption of preferred stock that was issued as part of the U.S. Government TARP program in 2009. This will enhance shareholder value as the redemption will be immediately accretive to EPS," said Ed Loomis, President and Chief Executive Officer. "Subject to regulatory approval, we intend to exercise our option to redeem additional shares of the preferred stock that has a current dividend rate of 9 percent."

CONTACT: Terry L. Hester
         Chief Financial Office
         (229) 426-6000 (ext. 6002)